PROMISSORY NOTE

$100,000.00	March 27, 2014

This Promissory Note (“Note”) is being issued by Enerpulse Technologies, Inc., a Nevada corporation (the “Company”), with principal offices at 2451 Alamo Ave SE, Albuquerque, New Mexico 87106, to Freepoint Commerce Marketing, LLC, or its assignee or transferee (the “Holder”). Contemporaneously with the issuance of this Note, the Company is also issuing to the Holder a warrant to purchase 16,667 shares of the Company’s common stock, par value $0.001 per share, in the form attached hereto as Exhibit A.

For value received, the Company promises to pay to the Holder, its successors or assigns, the principal sum of One Hundred Thousand dollars ($100,000.00), and to pay simple interest on the unpaid principal balance from this date at the lower of (i) twelve percent (12%) per annum; provided, that after an Event of Default has occurred and is continuing, the rate under this clause shall increase to the highest rate permissible by law. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable, in each case, in accordance with the terms hereof, on the earliest of (i) April 30, 2014 (the “Maturity Date”), (ii) when, upon the occurrence and during the continuance of an Event of Default (as defined below), such amounts are declared due and payable by the Holder or made automatically due and payable, or (iii) upon the closing of a funding through a public offering of securities of the Company after the date of this Note.

1.	Interest and Payments. Accrued interest shall be payable on the Maturity Date, when all accrued but unpaid interest and the unpaid principal balance shall be paid in full. The Company may at any time, without penalty, prepay in whole or in part the unpaid balance of this Note. Each payment shall be credited first to accrued but unpaid interest and the balance to principal, and interest shall cease to accrue on the amount of principal so paid. Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed. All payments under this Note shall be made in lawful currency of the United States of America to the Holder at such address as the Holder shall have furnished to the Company in writing.

2.	Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

a.	The Company shall fail to pay when due any principal or interest payment on the due date hereunder or under any Other Note and such payment shall not have been made within thirty (30) days of the Company’s receipt of written notice to the Company of such failure to pay; or

b.	The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, and not discharged within one hundred eighty (180) days of commencement; or

c.	The Company fails to perform any of its other agreements or obligations in this Note (or in the Warrant or in any other agreement now or hereinafter existing between the Company and the Holder) and such failure continues for a period of 30 days after written notice of such failure has been given to the Company by Holder; or

d.	The failure of the Company to comply with any applicable law, the failure to comply with which has, or is reasonably expected to have, a material adverse effect on the Company; or

e.	This Note, or the Warrant ceases to be in full force and effect, or is revoked or declared null and void, or the validity or enforceability thereof is contested by the Company or the Company denies any further liability or obligation thereunder, in each case other than in accordance with the respective terms of the Note or Warrant.

3.	Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare all unpaid outstanding principal and accrued interest payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Holder may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

4.	Indemnity. The Company (a) will indemnify the Holder from and against any and all claims, losses, costs, expenses, fees and liabilities under this Note (including without limitation enforcement of this Note), except those resulting from the Holder's gross negligence or willful misconduct, and (b) will upon demand reimburse the Holder for all costs of collection or enforcement of this Note (including, but not limited to, reasonable attorneys' fees) incurred by the Holder.

5.	Successors and Assigns. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, by the Company without the Holder’s prior written consent, which the Holder may withhold in its sole discretion. The rights and obligations of the Company and the Holder under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

6.	Governing Law. This Note shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

7.	EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR THEREBY OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

8.	Severability. In the event that any court of competent jurisdiction determines that any provision of this Note is invalid, such determination will not affect the validity of any other provision of this Note, which will remain in full force and effect and which will be construed as to be valid under applicable law.

9.	Integration; No Waiver. This Note constitutes the entire agreement of the parties with respect to its subject matter, and may not be amended except in writing signed by the party against whom the change is being asserted. The failure of any party at any time or times to require the performance of any provision of this Note will in no manner affect the right to enforce the same; and no waiver by any party of any provision (or of a breach of any provision) of this Note, whether by conduct or otherwise, in any one or more instances, will be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Note.

EXECUTED at Enerpulse Technologies, Inc., 2451 Alamo Ave SE, Albuquerque, New Mexico 87106.

Enerpulse Technologies, Inc.

By:	/s/ Joseph E. Gonnella
Name:	Joseph E. Gonnella
Title:	Chief Executive Officer

Agreed to and accepted by:

FREEPOINT COMMERCE MARKETING, LLC

By:	/s/ Brandon Diket
Name:	Brandon Diket
Title:	Director

EXHIBIT A

FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE AVAILABILITY OF WHICH EXEMPTION MUST BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY.  THE TRANSFER OF THIS INSTRUMENT IS RESTRICTED AS DESCRIBED HEREIN.

__________, 2014

ENERPULSE TECHNOLOGIES, INC.

WARRANT

This Warrant is issued, for value received, to [HOLDER] (the “Holder”), by ENERPULSE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), in connection with a loan by Holder to the Company pursuant to that certain Promissory Note dated as of the date hereof (the “Note”).

1.           Purchase of Shares.         Subject to the terms and conditions of this Warrant, the Holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company may notify the Holder hereof in writing), to purchase from the Company [______] shares of Common Stock of the Company (the “Warrant Stock”). The number of shares of Warrant Stock are subject to adjustment as provided in Section 7 hereof.

2.           Exercise Price. The purchase price for each share of Warrant Stock purchased subject to this Warrant (the “Exercise Price”) shall be $[____] per share.

3.           Exercise Right. This Warrant shall immediately vest and shall be exercisable at any time and from time to time hereafter until and including 11:59 p.m., Eastern Time, on that date which is the three-year anniversary of the date hereof.

4.           Method of Exercise; Expenses.

(a)          While this Warrant remains outstanding and exercisable, the Holder may exercise, in whole or in part, and from time to time, the purchase rights evidenced hereby. Such exercise will be effected by:

(i)          the surrender of this Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

(ii)         subject to Section 4(e) below, the payment to the Company in cash or check of an amount equal to the aggregate Exercise Price for the number of shares of Warrant Stock being purchased.

(b)          The Company will pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of this Warrant and the Warrant Stock.

(c)          Each exercise of this Warrant will be deemed to have been effected immediately prior to the close of business on the day on which this Warrant will have been surrendered to the Company as provided in Section 4(a). At such time, the person or persons in whose name or names any certificates for the shares of Warrant Stock will be issuable upon such exercise will be deemed to have become the Holder or holders of record of the Warrant Stock represented by such certificates.

(d)          If this Warrant is exercised in part only, the Company shall, if this Warrant is surrendered for cancellation, execute and deliver a new Warrant of the same tenor evidencing the right of the Holder to purchase the balance of the Warrant Stock purchasable hereunder upon the same terms and conditions as herein set forth.

(e)          Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Warrant Stock is greater than the Exercise Price (at the date of calculation as set forth below), then in lieu of exercising this Warrant for cash, the Holder may elect to receive shares of Warrant Stock equal to the value (as determined below) of this Warrant (or the portion hereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed subscription notice and notice of such election in which event the Company shall issue to the Holder a number of shares of Warrant Stock computed using the following formula:

X =	Y(A-B)
A

Where X =	the number of shares of Warrant Stock to be issued to the Holder;

Y =	the number of shares of Warrant Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the number of shares of Warrant Stock purchasable in respect of the portion hereof being canceled (at the date of such calculation);

A =	the fair market value of one share of the Warrant Stock (at the date of such calculation); and

B =	the Exercise Price (as adjusted to the date of such calculation).

For purposes of the above calculation, fair market value of one share of Warrant Stock shall be determined in good faith by a committee of independent individuals (who may or may not be directors) unanimously approved by the Company’s Board of Directors; provided, however, that if a public market for the common stock exists at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the common stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the common stock or the closing price quoted on the NASDAQ National Market System or on any exchange on which the common stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the five trading days prior to the date of determination of fair market value.

5.           Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of shares of Warrant Stock so purchased will be issued as soon as practicable thereafter, and in any event within ten (10) business days of the delivery of the subscription notice.

6.           Valid Issuance of Shares. The Company covenants that: (i) it will at all times keep reserved for issuance upon exercise hereof such number of shares of Warrant Stock as will be issuable upon such exercise, and (ii) the shares of Warrant Stock, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and preemptive or similar rights with respect to the issuance thereof.

7.           Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

(a)          Merger, Sale of Assets, etc. If at any time while this Warrant or any portion hereof is outstanding and unexpired, there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity or a merger (including a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise), or (iii) a sale or transfer of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, cash or the number of shares of stock or other securities or property of the successor entity resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, consolidation, merger, sale or transfer, all subject to further adjustment as provided in this Section 7. The foregoing provisions of this Section 7(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other entity or cash that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b)          Reclassification, etc. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 7.

(c)          Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant or any portion hereof remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased, and the number of shares of such securities for which this Warrant may be exercised shall be proportionately increased, in the case of a split or subdivision, or the Exercise Price for such securities shall be proportionately increased and the number of shares of such securities for which this Warrant may be exercised shall be proportionately decreased, in the case of a combination.

(d)          Adjustments for Dividends in Stock or Other Securities or Property. If at any time while this Warrant or any portion hereof remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 7.

(e)          Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of Holder, furnish or cause to be furnished to Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

(f)          No Impairment. The Company shall not, by amendment of its Certificate of Formation (or other similar governing document) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

8.           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares will be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company will make a cash payment therefor on the basis of the Exercise Price then in effect.

9.           Piggyback Registration. If, following the date on which the Warrant becomes exercisable, the Company at any time proposes to register under the Securities Act of 1933, as amended (the “Securities Act”), any of its securities, whether or not for sale for its own account, on a form and in a manner which would permit registration of the Warrant Stock held or purchasable by Holder for sale to the public under the Securities Act, the Company shall give written notice of the proposed registration to Holder not later than thirty (30) days prior to the filing thereof. Holder shall have the right to request that all or any part of its Warrant Stock be included in such registration. Holder can make such a request by giving written notice to the Company within ten (10) business days after the giving of such notice by the Company. Warrant Stock proposed to be registered and sold pursuant to an underwritten offering for the account of Holder shall be sold on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company and the prospective underwriters selected or approved by the Company. Holder shall have the right to receive a copy of the form of underwriting agreement and shall have an opportunity to hold discussions with the lead underwriter of the terms of such underwriting agreement. The Company may withdraw any registration statement at any time before it becomes effective, or postpone or terminate the offering of securities, without obligation or liability to Holder. Except as otherwise required by state securities or blue sky laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company and the Holder in connection with any registration under this Section 9 shall be borne by the Company, except that the following expenses shall be borne by Holder if incurred by Holder: (i) the costs and expenses of counsel to Holder to the extent Holder retains counsel; (ii) discounts, commissions, fees or similar compensation owing to underwriters, selling brokers, dealer managers or other industry professionals, to the extent relating to the distribution or sale of Holder’s Warrant Stock; and (iii) transfer taxes with respect to the securities sold by Holder. The Company shall indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling Holder within the meaning of Section 15 of the Securities Act, if Warrant Stock of Holder is included in the securities with respect to which registration, qualification, or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required by the Company in connection with any such registration, qualification, or compliance, and shall reimburse Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling Holder for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by Holder and stated to be specifically for use therein.

10.         No Stockholder Rights. Prior to exercise of this Warrant, the Holder will not be entitled to any rights of a stockholder with respect to the shares of Warrant Stock, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon, or be notified of stockholder meetings.

11.         Transferability. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder of this Warrant. In the event of a partial transfer, the Company will issue to the new Holders one or more appropriate new warrants.

12.         Loss, Theft Destruction. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Stock, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

13.         Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Warrant Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Warrant Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

14.         Successors and Assigns. The terms and provisions of this Warrant will inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and permitted assigns.

15.         Amendments and Waivers. Any waiver or amendment of any term of this Warrant must be in writing signed by the Holder and by the Company and will be binding upon any subsequent holder of this Warrant.

16.         Notices.

(a)          In addition to any other notices contemplated hereunder, the Company shall provide Holder with written notice of a public offering of its securities at least thirty (30) days’ prior to the date thereof.

(b)          All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address set forth on the books of the Company or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

17.         Governing Law. This Warrant will be governed by the laws of the State of Delaware (without giving effect to the conflict of law principles thereof).

18.         Disputes.

(a)          Arbitration. Except as otherwise provided in Section 18(b), any dispute, claim, question, or disagreement involving the interpretation or enforcement of any provision of this Warrant or breach hereof or otherwise arising under or in connection with this Warrant shall be submitted to binding arbitration in Wilmington, Delaware, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (expedited procedures) then in effect. There shall be three (3) arbitrators, all of whom shall be neutral, and at least one (1) of whom shall be an attorney licensed to practice law in the State of Delaware for at least ten (10) years. The arbitrators shall have the authority to exclude evidence found to be irrelevant, redundant, or prejudicial beyond its probative value, and are instructed to exercise that authority consistently with reasonably expediting the proceeding. The arbitrators may order specific performance, preliminary and final injunctive relief, and other equitable relief. The award of the arbitrators may be entered and enforced in any court of competent jurisdiction. In all cases where there is a dispute over the fair market value of the Company or the value of any securities thereof or over the Exercise Price, the arbitration shall be conducted as a “baseball style” arbitration where each party or side will submit one and only one proposed value to the arbitrators and the arbitrators shall then be instructed and shall determine that the value is exactly equal to one of the proposed valuations.

(b)          Injunctive Relief. The parties agree that damages cannot reasonably compensate the parties in the event of a violation of the covenants and restrictions in this Warrant and that it may be difficult to ascertain the damages which would be suffered by the parties in such cases. By reason thereof, the parties hereby agree injunctive relief is essential for the protection of the parties. The parties hereby agree and consent that, in the event of any such actual or threatened breach or violation, any party may obtain injunctive relief in order to prevent the potential or continuing violation of the terms of this Warrant from any court of competent jurisdiction located in the State of Connecticut or the State of Arizona; provided, however, that any determination of fair market value of the Company or the value of any securities thereof shall be made by binding arbitration in accordance with the provisions of Section 18(a), and such arbitration may proceed concurrently with any action for injunctive relief. Any such injunction shall be available upon the posting of a bond in the amount of Five Thousand Dollars ($5,000), and the parties hereby consent to the issuance of any such injunction upon the posting of such bond. The award of permanent or temporary injunctive relief shall in no way limit any other remedies to which a party may be entitled as a result of any such breach.

(c)          Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS WARRANT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR THEREBY OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

(d)          Attorneys’ Fees. The arbitrators may award to the substantially prevailing party in their discretion attorneys’ fees and all other fees, costs, and expenses of enforcing any right of such substantially prevailing party under or with respect to this Warrant, including, without limitation, such reasonable fees and expenses of attorneys and accountants.

[SIGNATURES ON FOLLOWING PAGE]

COMPANY:

Enerpulse Technologies, Inc.

By:
Name:
Its:

HOLDER:

[HOLDER]

By:
Name:
Its: